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                                                                  Exhibit 10.8.3

                    SUPPLEMENTAL AGREEMENT TO THE AMENDED AND
                        RESTATED WHOLESALE POWER CONTRACT

      THIS SUPPLEMENTAL AGREEMENT TO THE AMENDED AND RESTATED WHOLESALE POWER CONTRACT, dated as of January 1, 1997, is entered into by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia ("Georgia Power"), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia ("Oglethorpe"), and ALTAMAHA ELECTRIC MEMBERSHIP CORPORATION, an electric membership corporation organized and existing under the laws of the State of Georgia (the "Member").

                                R E C I T A L S:

      WHEREAS, Oglethorpe's existing members, including the Member, are the 39 electric membership corporations doing business in the State of Georgia, each of which joined with the others, beginning in 1974, to form Oglethorpe in order to share the benefits and costs of ownership of an entity that would engage in providing electric capacity and energy for the benefit of its members;

      WHEREAS, Oglethorpe, on behalf of its members, including the Member, owns an undivided interest in certain electric generating resources with Georgia Power and other ownership participants;

      WHEREAS, Georgia Power is the operating agent for certain of such electric generating resources;

      WHEREAS, Oglethorpe and the Member are parties to that certain Amended and Restated Wholesale Power Contract, dated as of August 1, 1996 ("New Wholesale Power Contract");

      WHEREAS, in order to implement the New Wholesale Power Contract, Oglethorpe has requested that Georgia Power consent to the termination of Oglethorpe's sole and exclusive power supply relationship with the Member as required by certain of the agreements to which Oglethorpe and Georgia Power are parties, and Georgia Power, as a condition to such consent, has requested that Oglethorpe, the Member and each of the other members of Oglethorpe execute agreements in the form and content of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained and for other good and valuable consideration, the terms and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
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      1. Meanings of Certain Terms. For the purposes of this Agreement, any word or term which is used in this Agreement and defined in the New Wholesale Power Contract shall have the same meaning assigned to it in the New Wholesale Power Contract. All other capitalized terms used herein shall have the respective meanings set forth below, unless the context in which such term is used clearly requires otherwise.

      1.1 Plant Co-Ownership Agreements shall mean the following listed agreements and any amendments thereto:

      1.1.1 Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement between Georgia Power Company and Oglethorpe Electric Membership Corporation dated as of January 6, 1975 ("Hatch Ownership Agreement").

      1.1.2 Edwin I. Hatch Nuclear Plant Operating Agreement between Georgia Power Company and Oglethorpe Electric Membership Corporation dated as of January 6, 1975.

      1.1.3 Alvin W. Vogtle Nuclear Units One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe Electric Membership Corporation, Municipal Electric Authority of Georgia and City of Dalton, Georgia dated as of August 27, 1976; Amendment No. 1 dated as of January 18, 1977, and Amendment No. 2 dated as of February 24, 1977 ("Vogtle Ownership Agreement").

      1.1.4 Alvin W. Vogtle Nuclear Units One and Two Operating Agreement among Georgia Power Company, Oglethorpe Electric Membership Corporation, Municipal Electric Authority of Georgia and City of Dalton, Georgia dated as of August 27, 1976.

      1.1.5 Nuclear Managing Board Agreement among Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and City of Dalton, Georgia dated as of November 12, 1990.

      1.1.6 Amended and Restated Nuclear Managing Board Agreement among Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and City Dalton, Georgia dated as of July 1, 1993.

      1.1.7 Plant Hal Wansley Purchase and Ownership Participation Agreement between Georgia Power Company and Oglethorpe Electric Membership Corporation dated as of March 26, 1976 ("Wansley Ownership Agreement").

      1.1.8 Plant Hal Wansley Operating Agreement between Georgia Power Company and Oglethorpe Electric Membership Corporation dated as of March 26, 1976.


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      1.1.9 Amendment to the Plant Hal Wansley Operating Agreements by and among
Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric
Authority of Georgia and City of Dalton, Georgia dated as of January 15, 1995.

      1.1.10 Plant Hal Wansley Combustion Turbine Agreement between Georgia Power Company and Oglethorpe Power Corporation dated as of August 2, 1982; amended by certain Letter Agreements dated as of October 20, 1982 and May 7, 1992.

      1.1.11 Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and City of Dalton, Georgia dated as of May 15, 1980; Amendment No. 1 dated as of December 30, 1985; Amendment No. 2 dated as of July 1, 1986; Amendment No. 3 dated as of August 1, 1988; and Amendment No. 4 dated as of December 31, 1990 ("Scherer Ownership Agreement").

      1.1.12 Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and City of Dalton, Georgia dated as of May 15, 1980; Amendment No. 1 dated as of December 30, 1985; and Amendment No. 2 dated as of December 31, 1990.

      1.1.13 Plant Scherer Managing Board Agreement among Georgia Power Company, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia, City of Dalton, Georgia, Gulf Power Company, Florida Power & Light Company and Jacksonville Electric Authority dated as of December 31, 1990.

      1.1.14 Rocky Mountain Pumped Storage Hydroelectric Project Ownership Participation Agreement by and between Oglethorpe Power Corporation and Georgia Power Company dated as of November 18, 1988 ("Rocky Mountain Ownership Agreement").

      1.1.15 Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement by and between Oglethorpe Power Corporation and Georgia Power Company dated as of November 18, 1988.

      2. Waiver of Plant Co-Ownership Agreement Provisions and Consent.

      2.1 Oglethorpe as Sole and Exclusive Power Supplier. The ITSA, Power Sale and Coordination Umbrella Agreement between Oglethorpe and Georgia Power dated as of November 12, 1990, the Hatch Ownership Agreement, the Vogtle Ownership Agreement, the Wansley Ownership Agreement, the Scherer Ownership Agreement, the Rocky Mountain Ownership Agreement and the Joint Committee Agreement dated as of August 27, 1976; as amended as of June 19, 1978 ("Joint Committee Agreement"), each contains a representation, warranty and covenant of Oglethorpe that Oglethorpe shall be the sole and exclusive power supplier for each of its 39 members for the term stated in the respective agreements.


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      2.2 Waiver of Requirement and Consent. Georgia Power acknowledges that the
New Wholesale Power Contract allows a member to enter into arrangements for the supply of electricity from entities other than Oglethorpe. Georgia Power hereby waives the requirement that Oglethorpe remain the sole and exclusive power supplier for the Member, and consents to the termination of such arrangement. In addition, Georgia Power agrees not to terminate the Joint Committee Agreement pursuant to Section 10.1(D) thereof.

      2.3 Oglethorpe Indemnification. Oglethorpe hereby indemnifies and holds Georgia Power harmless from and against any losses, costs, liability, damages, and expenses (including, without limitation, reasonable attorney's fees and expenses) of any kind suffered or incurred by Georgia Power pursuant to, as a result of or in connection with any claim, allegation, complaint, intervention, lawsuit, administrative action, or other proceeding brought or asserted by any co-owner of a co-owned generating resource which arises out of Georgia Power's waiver and consent set forth in Section 2.2 hereof.

      3. Agreements Regarding Co-Owned Generating Resources.

      3.1 Term of the New Wholesale Power Contract. Notwithstanding Section 12.2 of the New Wholesale Power Contract, the Member and Oglethorpe agree that the term of the New Wholesale Power Contract shall not be shortened to any date prior to December 31, 2025, without the consent of Georgia Power, unless the obligations of Oglethorpe under the existing Plant Co-Ownership Agreements have been satisfied or Oglethorpe has been released from such obligations.

      3.2 Resource Modifications. Member agrees that if (a) a Resource Modification is made to a Generating Resource covered by the Plant Co-Ownership Agreements, and (b) Oglethorpe is obligated to participate in such Resource Modification pursuant to the provisions of the Plant Co-Ownership Agreements, then such Resource Modification shall be deemed to be required to comply with Legal Requirements notwithstanding Section 3.4.3(b) of the New Wholesale Power Contract. If Oglethorpe's consent to a Major Resource Modification is required, Oglethorpe agrees not to give such consent except after obtaining the requisite approvals required by Section 3.4.3(b) of the New Wholesale Power Contract.

      3.3 Amendments to New Wholesale Power Contract. Oglethorpe will give Georgia Power written notice at least forty-five days prior to the proposed effective date of any proposed amendment to the New Wholesale Power Contract. Without the prior written consent of Georgia Power, Oglethorpe and the Member will not amend the New Wholesale Power Contract to lessen the responsibility of the Member under the provisions of Section 2.1 thereof to pay for the electric capacity allocated to the Member as set forth therein with respect to any Generating Resource covered by the Plant Co-Ownership Agreements.

      3.4. Scheduling Member Requirement. Oglethorpe and the Member agree that in the event the Member elects to become a Withdrawing Member, the Withdrawing Member must schedule any entitlement to capacity and energy from any Resource through Oglethorpe or


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

Georgia System Operations Corporation unless Georgia Power provides written consent to another arrangement.

      4. Member Notice Requirements for Withdrawal and Assignment .

      4.1 Member Withdrawal From Oglethorpe. Oglethorpe shall deliver to Georgia Power a copy of the Member's Notice of Intent to Withdraw as a member of Oglethorpe within ten days of receipt of such notice by Oglethorpe.

      4.2 Member Assignment of New Wholesale Power Contract. Oglethorpe shall deliver to Georgia Power written notice of any receipt by it of a proposal by the Member to assign its rights and duties under the New Wholesale Power Contract at least ten days prior to any consent by Oglethorpe to such assignment.

      5. Miscellaneous.

      5.1 Conditions Precedent to Effectiveness. The respective obligations of the parties under this Agreement are conditioned upon the execution of Supplemental Agreements to the Amended and Restated Wholesale Power Contract in the form of this Agreement by each of the members of Oglethorpe that have entered into a New Wholesale Power Contract. This Agreement shall become effective when all such Supplemental Agreements have been fully executed, and approved by the Administrator of the Rural Utilities Service.

      5.2 References. For the purposes of this Agreement, each reference to the "Member" or "member" shall also include those entities specified in Section 18.2 of the New Wholesale Power Contract.

      5.3 Waiver. No party shall be deemed to have waived any provision of this Agreement unless such waiver shall be in writing and signed by the party charged with the waiver. No waiver shall be deemed to be a continuing waiver unless so stated in writing.

      5.4 Assignment. This Agreement and the rights and obligations under this Agreement shall be assigned or transferred by the Member to any assignee or transferee of the Member which succeeds to its rights and obligations under the New Wholesale Power Contract, and such assignee or transferee shall agree to be bound by the terms hereof. This Agreement shall be binding on and inure to the benefit of the permitted successors and permitted assigns of the other parties.

      5.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Georgia, excluding conflict of laws principles that might require application of the laws of another jurisdiction.

      5.6 Amendments. No change, amendment or modification of this Agreement shall be


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valid or binding upon the parties unless such change, amendment or modification shall be in writing and duly executed by the parties.

      5.7 Severability. If any provision of this Agreement is void or unenforceable, the remainder of this Agreement shall not be affected thereby.

      5.8 RUS Approvals. This Agreement shall be of no force or effect until it is approved in writing by the Administrator of the Rural Utilities Service.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


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      IN WITNESS WHEREOF, the undersigned parties have duly executed this
Agreement as of the date first above written.

                                            GEORGIA POWER COMPANY

[CORPORATE SEAL]                            By:  /s/ Fred D. Williams
                                                --------------------------------
                                                 Fred D. Williams, Senior Vice
                                                 President

ATTEST:

  /s/ Cherry C. Hudgins
-------------------------------------
Name:  Cherry C. Hudgins
Title:  Assistant Corporate Secretary

                                            OGLETHORPE POWER CORPORATION
                                            (AN ELECTRIC MEMBERSHIP
                                            GENERATION & TRANSMISSION
                                            CORPORATION)

[CORPORATE SEAL]                            By:  /s/ T.D. Kilgore
                                                --------------------------------
                                                  T.D. Kilgore, President and
                                                  Chief Executive Officer
ATTEST:

  /s/ Patricia N. Nash
-------------------------------------
Patricia N. Nash, Assistant Secretary

                                            ALTAMAHA ELECTRIC MEMBERSHIP
                                            CORPORATION

[CORPORATE SEAL]                            By:  /s/ Jmon Warnock
                                                --------------------------------
                                                  Name:  Jmon Warnock
                                                  Title:  President
ATTEST:

  /s/ Bernard Hart
-------------------------------------
Name:  Bernard Hart
Title: Secretary-Treasurer


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

                           SCHEDULE TO EXHIBIT 10.8.3

                              AMENDED AND RESTATED
                             SUPPLEMENTAL AGREEMENT

                       Schedule of Substantially Identical
                  Amended and Restated Supplemental Agreements
                    for the Electric Membership Corporations
                              dated January 1, 1997

1.      Amicalola EMC
2.      Canoochee EMC
3.      Carroll EMC
4.      Central Georgia EMC
5.      Coastal EMC
6.      Cobb EMC
7.      Colquitt EMC
8.      Coweta-Fayette EMC
9.      Excelsior EMC
10.     Flint EMC
11.     Grady EMC
12.     Greystone Power Corporation,
           an EMC
13.     Habersham EMC
14.     Hart EMC
15.     Irwin EMC
16.     Jackson EMC
17.     Jefferson EMC
18.     Lamar EMC
19.     Little Ocmulgee EMC
20.     Middle Georgia EMC
21.     Mitchell EMC
22.     Ocmulgee EMC
23.     Oconee EMC
24.     Okefenoke EMC
25.     Pataula EMC
26.     Planters EMC
27.     Rayle EMC
28.     Satilla Rural EMC
29.     Sawnee EMC
30.     Slash Pine EMC
31.     Snapping Shoals EMC
32.     Sumter EMC
33.     Three Notch EMC
34.     Tri-County EMC
35.     Troup EMC
36.     Upson EMC
37.     Walton EMC
38.     Washington EMC